Exhibit 10.12

Labor Contract

Party A: Beijing Yuanbaofeng Century Agricultural Technology Co., Ltd.

mailing address:

Responsible person: Chang Tingting

Party B: Gao Yu

ID number: 230504198301210530

Household registration address: 2650 Jianjie, Chaoyang District, Changchun City, Jilin Province, The PRC.

Mailing address:2650 Jianjie, Chaoyang District, Changchun City, Jilin Province, The PRC.

According to the "Labor Law of the People's Republic of China", "Labor Contract Law of the People's Republic of China" and other laws, regulations and rules, Party A and Party B shall voluntarily sign this labor contract and agree to abide by the terms and accessories listed in this contract. .

I.  The term of the labor contract

Article 1 This contract is a fixed-term labor contract.

The term of this labor contract is three years, starting from December 24, 2019 and ending on December 23, 2021.

Article 2 The 30th day before the expiration of the contract period, the two parties will renew the labor contract for negotiation. After the agreement, both parties may renew the labor contract on the basis of this contract.

II.   The work content and work location

Article 3 Party B agrees to serve as the Sales Director of Beijing Yuanbaofeng Century Agricultural Technology Co., Ltd. according to the needs of Party A's work.

Article 4 Party B shall conscientiously perform its duties and duties in accordance with the work contents and requirements arranged by Party A, complete the tasks on time, and abide by the rules and regulations formulated by Party A. Party B shall carry out its work according to the duties of the post and the requirements of the work. At the same time, the company will assess the employees based on the above-mentioned job responsibilities and work requirements. If the employee's assessment results fail to meet the company's requirements, Party B shall not be qualified for the job. Party A has the right to arrange Party B to receive training or adjust Party B's work position unilaterally.

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Article 5 Party A has the right to adjust the work position and work content of Party B according to the business needs of the company and the performance of Party B. For the avoidance of doubt, Party A has the right to arrange Party B to work outside the scope of its duties and responsibilities in accordance with the needs of the business (not more than 3 months or within the agreed time limit) without the prior consent of Party B. Party B promises unconditional consent and obeys Party A's above temporary working arrangements.

Article 6 The working place of Party B is: Beijing.

For the avoidance of doubt, the parties agree that Party A has the right to arrange Party B to go to other working places according to the operational needs without prior consent of Party B. Party B undertakes to unconditionally obey Party A's arrangement and exchange of Party B's working place.

III.  Working hours, and rest and vacation

Article 7 Party A shall implement a 40-hour working hour per week. Party B shall work 8 hours a day, and the specific schedule shall be implemented in accordance with Party A's relevant regulations. Party A may adjust the working hours according to the needs of business management.

Article 8 According to the needs of the work, Party A has the right to arrange Party B to work overtime. Party B shall cooperate with the company to arrange and abide by the company's corresponding overtime approval procedures. Party A will arrange for Party B to relocate at the same time or pay overtime wages according to relevant state regulations.

Article 9 Party B shall enjoy statutory holidays, paid annual leave and other vacations in accordance with the rules and regulations formulated by the company.

IV.   Labor compensation

Article 10 Party A shall pay Party B's salary in the previous month in the form of currency before the 15th of each month. In special circumstances, Party A may delay payment. Because of the reasons for the transfer of Party B, etc., Party A may pay the salary on the other month of the departure of Party B as the case may be.

Article 11 Party B's salary shall be subject to a monthly salary system. The monthly salary shall be     6000      RMB/month.

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Article 12 The assessment of salary depends on Party A's business performance and Party B's performance. If Party A's business performance is good, and Party B meets the assessment requirements, salary can be paid in full or in excess. If either Party A's business performance is not good or Party B can't meet the assessment requirements, salary can be reduced or not issued.

The above-mentioned salary is tax-included salary. Party A has the right to withhold and pay personal income tax from salary and expenses that should be borne by Party B in social insurance.

V. Insurance benefits

Article 13 Party A shall handle relevant social insurance for Party B in accordance with the provisions of the state and localities.

Article 14 If Party B is sick or not injured by work, his sick pay shall be implemented in accordance with Party A's relevant regulations.

Article 15 The treatment of Party B suffering from occupational diseases or injuries caused by work shall be carried out in accordance with the relevant provisions of the State and local governments.

Article 16 Party A shall provide Party B with other welfare benefits as stipulated in the company's rules and regulations.

VI.   Labor protection, working conditions and occupational hazard protection

Article 17 Party A shall provide Party B with a safe and healthy working environment that meets the requirements of the State and provide other necessary working conditions.

Article 18 Party B shall accept Party A's education on professional ethics, business technology, labor safety, labor discipline and Party A's rules and regulations.

Article 19 Party A shall provide Party B with labor protection supplies in accordance with state regulations in accordance with production and work requirements. Female employees shall be provided with corresponding protection during pregnancy and maternity, and the specific measures shall be implemented in accordance with relevant state regulations.

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Article 20 Party A shall, in accordance with the business and production needs, formulate rules and regulations and labor discipline in accordance with the law, and Party B shall abide by it. Party B violates Party A's labor discipline and rules and regulations. Party A has the right to give warnings, records, records, demotions, fines, etc. according to the “employee reward and punishment management system” until the contract is terminated. If Party A terminates the labor contract, Party A has the right to refer to Party B's breach of contract clause of the labor contract. If Party A causes economic losses, Party A has the right to request compensation from Party B.

    Article 21 Party A shall establish a production process to prevent occupational hazards, formulate operational procedures, work norms, and labor safety and health systems and their standards. Party A shall perform its obligation to inform Party B of the positions that may cause occupational disease hazards and do a good job in the prevention of occupational hazards in the labor process.

VII.  Performance and change of labor contract

    Article 22 Party A shall, in accordance with the contract, direct Party B to provide appropriate workplace, labor conditions and work positions, and pay labor remuneration to Party B on time. Party B shall conscientiously perform its own labor duties and personally complete the tasks stipulated in this contract.

Article 23 In either of the following circumstances, Party A and Party B may change the labor contract and go through the formalities for change in a timely manner (see Attachment 1: Change of Labor Contract):

1. Both parties are in agreement;

2. The objective situation on which the contract was concluded has undergone major changes, resulting in the failure to perform this contract;

3. Changes in the laws, regulations and rules on which this contract is based.

Article 24 If a party requests to change this contract in accordance with the provisions of Article 22, paragraph 2, the party shall notify the other party in writing of the change request.

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VII.  Termination and renewal of the labor contract

Article 25 This contract may be terminated by mutual agreement between Party A and Party B.

Article 26 Party B may, in one of the following circumstances, Party A may terminate this contract and shall not pay economic compensation.

1. Not meeting the conditions of employment during the trial period;

2. Article 16 of the “Employees' Award and Punishment Management System” stipulates that the situation and other serious violations of Party A's rules and regulations;

3. Serious dereliction of duty, malpractice, and serious damage to the interests of Party A;

4. The laborer establishes a labor relationship with other employers at the same time, which has a serious impact on the work tasks of the unit, or is rejected by Party A and refuses to make corrections;

5. In the event of fraud, threat or vicious, the company concludes the labor contract in violation of the true meaning and causes the contract to be invalid;

6. Being investigated for criminal responsibility according to law.

Article 27 Party A may terminate this contract in any of the following circumstances, but Party B shall notify Party B in writing or pay an additional one month's salary in advance 30 days in advance.

1. Party B is sick or not injured by work. After the prescribed medical period expires, he cannot engage in the original work or work in a separate arrangement arranged by Party A;

2. Party B is not qualified for the job. After training or adjusting the position, Party B is still not qualified for the job;

3. The objective situation based on the conclusion of this contract has undergone major changes, resulting in the inability of this contract to be fulfilled. It is impossible to reach an agreement on changing the labor contract after negotiation between the two parties.

Article 28 If Party B terminates this contract, Party A shall notify Party A in writing 30 days in advance. However, Party B must notify Party A in writing three months in advance under the following circumstances:

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1. Party B serves as the department manager of Party A and above;

2. Party B is serving as the backbone or important post of important matters of Party A;

3. Party B engages in matters involving Party A's trade secrets.

    After Party B has notified Party A in writing to terminate this contract in advance in accordance with the foregoing requirements, Party A has the right to decide whether to terminate this contract.

If Party B has caused economic losses to Party A and has not completed the handover procedures, Party A has the right to refuse to go through the relevant procedures and refuse to pay Party B's salary.

   Article 29 In any of the following circumstances, the contract is terminated:

1. The expiration of the labor contract;

2. Laborers begin to enjoy basic pension insurance benefits according to law;

3. The employee dies or is declared dead or declared missing by the people's court;

4. The employer is declared bankrupt according to law;

5. The employer is revoked of the business license, ordered to close, revoked or the employer decides to dissolve in advance;

6. Other circumstances as stipulated by laws and administrative regulations.

IX.  Economic compensation and compensation

Article 30 If one of the following circumstances occurs, Party A shall pay Party B the economic compensation:

1. Party A terminates this contract in accordance with the provisions of Article 27;

2. Party A shall, in accordance with the Twenty-fifth Treaty, direct Party B to propose the termination of the contract and terminate the contract with Party B by consensus;

3. In addition to Party A's promotion or maintenance of the contractual conditions to renew the labor contract, and Party B does not agree to the renewal, the contract shall be terminated in accordance with the first paragraph of Article 29;

4. Other circumstances as stipulated by laws and administrative regulations.

Article 31 If Party A provides capital for providing professional training, training opportunities or settlement of accounts for Party B, the settlement of the account is equivalent to providing professional training. Party B shall sign a separate training agreement with Party A and stipulate the service period, if Party B violates the agreement. In addition to the payment of compensation, Party A shall also reimburse Party A for training and training fees.

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Article 32 When both parties terminate the labor contract, Party A has the right to impose competition restrictions on the work that Party B may engage in in a competitive relationship with Party A.

X. Other contents agreed by the parties

Article 33 Party A and Party B agree that this contract shall add the following contents:

1. Party B shall ensure that the labor relationship has been terminated with a third party when it has formed a labor relationship with Party A, or has obtained the written consent of a third party. If Party B is liable for compensation or other liabilities as Party B conceals the fact, Party A has the right to request Party B to compensate.

2. Party B shall properly complete Party A's work and shall not adopt methods that infringe third party's intellectual property rights, trade secrets and other unfair competition. If Party B infringes on the rights of a third party and causes Party A to assume compensation or other liabilities, Party A has the right to request Party B to compensate.

XI. Labor disputes and other

Article 34 If a dispute arises between the two parties in the performance of this contract, the two parties shall resolve the matter through consultation.

Article 35 If the two parties cannot resolve the dispute within 30 days from the date of the dispute, the party or parties to the dispute shall apply to the labor dispute arbitration committee of the company for arbitration within 60 days from the date of the dispute.

Article 36 The annexes to this contract are as follows:

1. Labor contract change book;

2. Non-disclosure agreement;

3. Personnel management system ;

4. Staff reward and punishment management system; and

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5. Other company rules and regulations (see company announcement documents).

Article 37: Party B's statement: At the time of signing this contract and before, Party B has a good conduct, no history of drug abuse, and no criminal record; when signing the contract, his health is in good condition, without any medical history and major illness concealment; There is no economic dispute regarding the legal termination of the labor contract relationship. In the event of a dispute arising from the above problems, Party A has the right to immediately terminate the labor contract of both parties without any liability and no economic compensation. At the same time, Party B is known to be aware of Party A's rules and regulations and is willing to abide by the regulations.

    Article 38 The two parties agree that in the course of the performance of this contract, Party A's relevant rules and regulations formulated by its shareholders' meeting, the board of directors or the company's office and the amendments to the existing rules and regulations are annexes to this contract, as long as Party A shall publicize it (including posting in the office area, publishing it on the local area network or distributing it to Party B in the form of text and electronic text), which is binding on both parties.

Article 39 This contract is made in two copies. Party A and Party B hold one copy each, and both parties sign (seal) to take effect. The former labor contract signed by both parties was also abolished at the same time.

Party A: (seal) Party B: (Signature)

Legal representative or principal:

Date of signing: December 24, 2019

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